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                                                                    EXHIBIT 99.2


FOR IMMEDIATE RELEASE
Contact:
Todd C. Mackay
VP - Corporate Finance
TeleBanc Financial Corporation
(703) 247-2092

          TELEBANC FINANCIAL CORPORATION APPROVES 2-FOR-1 STOCK SPLIT

Arlington, VA. (April 28, 1999) - TeleBanc Financial Corporation (Nasdaq: TBFC) (http://www.telebankonline.com), a leader in the nationwide delivery of high value financial service products via the Internet, today announced its board of directors has approved a 2-for-1 split of its common shares, payable to its shareholders of record as of the close of business on May 28, 1999. The split is subject to stockholder approval of an increase in the number of authorized shares to be voted on at the Company's Annual Meeting on May 27, 1999. Shares resulting from the split will be issued on June 8, 1999. TeleBanc Financial, through its wholly owned subsidiary Telebank, member FDIC, is the nation's leading Internet bank providing high value products and services exclusively through the Internet and other electronic delivery channels. The Company has customers in all 50 states and a number of foreign countries. At December 31, 1998, TeleBanc Financial had $2.3 billion in assets, $1.1 billion in deposits and over 50,000 customer accounts.

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